Exhibit 5.1

First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, PA 15701
724-463-2030 Phone
724-349-6427 Fax
fcbanking.com

May 11, 2018

Board of Directors
First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, PA 15701

Ladies and Gentlemen:

I am Executive Vice President, Chief Risk Officer and General Counsel of First Commonwealth Financial Corporation, a Pennsylvania corporation (the “Company”), and my opinion has been requested as to certain matters in connection with the registration of up to 2,745,098 shares of the Company’s common stock, par value $1.00 per share (the “Shares”) by the George J Budig Distributive Trust #4A dated December 31, 2015 and the George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016 (together, the “Selling Stockholders”), which Shares were registered on the Company’s Registration Statement on Form S-3 (File No. 333-206191), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 7, 2015. The Shares were registered for resale by the Selling Stockholders pursuant to the Registration Rights Agreement dated as of May 1, 2018, by and among the Company and the Selling Stockholders (the “Registration Rights Agreement”), and in connection with the Agreement and Plan of Merger, dated as of January 10, 2018, by and between the Company and Garfield Acquisition Corp. (the “Merger Agreement”).

In rendering the opinion set forth below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement; (ii) the Company’s prospectus, dated August 7, 2015 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement dated May 11, 2018 (together with the Base Prospectus, the “Prospectus”) filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; (iii) the Merger Agreement; (iv) the Registration Rights Agreement; (v) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (vi) the Amended and Restated By-Laws of the Company, as currently in effect; and (vii) certain resolutions adopted by the Board of Directors of the Company with respect to the Merger Agreement and the issuance of shares of Common Stock contemplated thereby. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

Additionally, in rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the law of the Commonwealth of Pennsylvania. I express no opinion as to the effect of the law of any other jurisdiction.

I hereby consent to being referenced by name under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company with the Commission on May 11, 2018 and thereby incorporated by reference into the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Matthew C. Tomb
Matthew C. Tomb, Esq.
Executive Vice President, Chief Risk Officer
and General Counsel of First Commonwealth Financial Corporation